UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2016

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this report, including information in the exhibits submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae (formally known as the Federal National Mortgage Association), except to the extent, if any, expressly incorporated by specific reference in that document.

Item 2.02 Results of Operations and Financial Condition.
On February 19, 2016, Fannie Mae filed its annual report on Form 10-K for the year ended December 31, 2015 and issued a news release reporting its financial results for the periods covered by the Form 10-K. The news release, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference. A copy of the news release may also be found on Fannie Mae’s website, www.fanniemae.com, in the “About Us” section under “Investor Relations/Quarterly and Annual Results.” Information appearing on the company’s website is not incorporated into this report.
Item 7.01 Regulation FD Disclosure.
On February 19, 2016, Fannie Mae posted to its website a 2015 Credit Supplement presentation consisting primarily of information about Fannie Mae’s guaranty book of business. The presentation, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference. A copy of the presentation may also be found on Fannie Mae’s website, www.fanniemae.com, in the “About Us” section under “Investor Relations/Quarterly and Annual Results.”
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ David C. Benson
David C. Benson
Executive Vice President and Chief Financial Officer
Date: February 19, 2016

EXHIBIT INDEX
The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit
99.1	News release, dated February 19, 2016
99.2	2015 Credit Supplement presentation, dated February 19, 2016